Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Georgia Gulf Announces Date for Conference Call

Atlanta, Georgia, March 30, 2007 — Georgia Gulf Corporation (NYSE: GGC) announced today that it will host its fourth quarter and full year 2006 financial results conference call on Wednesday, April 4, 2007, at 10:00 AM ET.

Georgia Gulf will discuss its financial results via teleconference and Web cast.  To access the teleconference, please dial 888-552-7928 (domestic) or 706-679-3718 (international).  To access the teleconference via Webcast, log on to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=112207&eventID=1519656.  Playbacks will be available from 11:00 AM ET Wednesday, April 4, to midnight ET Wednesday, April 11.  Playback numbers are 800-642-1687 (domestic) or 706-645-9291 (international).  The conference call ID number is 4528380.

In addition to the discussion, Georgia Gulf intends to provide presentation slides to accompany the conference call.  These slides will be posted on the Georgia Gulf Web site at www.ggc.com prior to the conference call.

Georgia Gulf confirmed that its 2006 annual report on Form 10-K has now been accepted by the Securities and Exchange Commission (SEC), and the Form 10-K will be available for viewing Monday, April 2, 2007 via EDGAR.

Georgia Gulf Corporation is a leading, integrated North American manufacturer of two chemical lines, chlorovinyls and aromatics, and manufactures vinyl-based building and home improvement products.  The Company’s vinyl-based building and home improvement products, marketed under Royal Group brands, include window and door profiles, mouldings, siding, pipe and pipe fittings, deck, fence and rail and outdoor storage buildings.  Georgia Gulf, headquartered in Atlanta, Georgia, has manufacturing facilities located throughout North America to provide industry-leading service to customers.

CONTACT:

Mark Badger

Georgia Gulf Corporation

Investor Relations

905-264-0701

Angie Tickle

Georgia Gulf Corporation

Investor Relations

770-395-4520